As filed with the Commission on March 21, 2017

Registration No. 333-______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CANNABICS PHARMACEUTICALS INC.

(Exact Name of Registrant in its Charter)

Nevada	46-5644005
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

# 3 Bethesda Metro Center, Suite 700

Bethesda, MD 20814

(877) 424-2429

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Law Offices of David E. Price

# 3 Bethesda Metro Center, Suite 700

Bethesda, MD 20814

(202) 536-5191

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

With a copy to:

SRK Kronengold Law Offices

7 Oppenheimer St.

Rabin Science Park

Rehovot, Israel

Telephone No.: (011) 972-8-936-0999

Facsimile No.: (011) (972) 8-936-6000

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common stock, par value $0.0001 per share	(1)	(2)	(3)	-
Preferred Stock, par value $0.0001 per share	(1)	(2)	(3)	-
Warrants(4)	(1)	(2)	(3)	-
Units(5)	(1)	(2)	(3)	-
Total Primary Offering	(1)	(2)	$80,000,000	$9,272(6)
Secondary Offering
Common stock, par value $0.0001 per share	7,966,444(7)	$2.7199(8)	$21,667,931	$2,511.31
Total			$101,667,931	$11,783.31

(1)     There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, and warrants to purchase common stock or preferred stock, as shall have an aggregate initial offering price not to exceed $80,000,000. The securities registered also include such indeterminate amounts and numbers of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any such securities.

(2)     The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)     In no event will the aggregate offering price of all securities issued from time to time under this registration statement exceed $80,000,000.

(4)     Includes warrants to purchase common stock and warrants to purchase preferred stock.

(5)     Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities.

(6)     The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(7)     Includes 555,555 share of our common stock issuable upon the exercise of outstanding warrants.

(8)     The proposed maximum offering price per unit or share has been estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) of the Securities Act, the offering price and registration fee are computed based on the last sale reported for the registrant’s common stock on the OTCQB tier of the marketplace maintained by OTC Markets Group Inc. on March 20, 2017.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 21, 2017

PROSPECTUS

$80,000,000

CANNABICS PHARMACEUTICALS, INC.

Common Stock

Preferred Stock

Warrants

Units

and

7,966,444 Shares of Common Stock Offered by Selling Stockholders

We may from time to time, in one or more offerings, at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $80,000,000. In addition, selling stockholders to be named in a prospectus supplement may from time to time offer and sell up to 7,966,444 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides a general description of the securities we may offer. Each time we or any of the selling stockholders offer and sell securities, we or such selling stockholders will provide specific terms of the securities offered and, if applicable, the selling stockholders, in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest in any of our securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group Inc., under the symbol “CNBX.” On March 20, 2017, the last reported sales price for our common stock as reported on the OTCQB on was $2.7199.

We or the selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, broker-dealers, agents, directly to purchasers, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of securities. If any underwriters, dealers or agents are involved in the sale of any of these securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

You should carefully read this prospectus and any prospectus supplement, together with additional information described in the sections of this prospectus titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before you invest in any of our securities.

An investment in our stock is extremely speculative and involves a high degree of risk. Please refer to the section of this prospectus titled “Risk Factors” beginning on page 4, in addition to Risk Factors contained in the applicable prospectus supplement before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________________, 2017

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About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $80,000,000. In addition, the selling stockholders may from time to time sell up to an aggregate amount of 7,966,444 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we or the selling stockholders may offer.

Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings, hereinafter referred to as a free writing prospectus. The prospectus supplement and any free writing prospectus may also add to, update, or change information contained in the prospectus, and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement or the free writing prospectus, as applicable. You should carefully read this prospectus, any prospectus supplement, and any free writing prospectus, together with the additional information described under the heading “Information Incorporated by Reference.”

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds, and the other specific terms related to the offering of the securities.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement, any free writing prospectus, or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus, references to “Cannabics,” the “Company,” “we,” “our” and “us” refer to Cannabics Pharmaceuticals Inc. and its consolidated subsidiaries, unless otherwise indicated.

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Prospectus summary

This summary description about Cannabics and its business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page 4 and incorporated by reference to our annual report on Form 10-K and our quarterly reports on Form 10-Q, and any amendments thereto.

Overview

We are an early stage biotechnology company engaged in discovering, developing, and commercializing personalized anti-cancer and palliative treatments. Our research and development is based in Israel, where we have obtained a license from the Ministry of Health for both scientific and clinical research. We are focused on harnessing the therapeutic properties of natural cannabinoid formulations and diagnostics. Cannabics engages in developing individually tailored natural therapies for cancer patients, utilizing advanced screening systems and personalized bioinformatics tools.

Our business model is solely based on technology development and out-licensing of our intellectual property to global pharmaceutical and biotechnology companies, in addition to other suitable strategic partners, but always in accordance with the law of each applicable jurisdiction. Cannabics does not manufacture, distribute, dispense, or possess any controlled substances, including cannabis or cannabis-based preparations, in the United States.

Cancer Diagnostics

Utilizing novel biological screening technologies, we monitor the antitumor effects of arrays of botanical extracts on cell lines and biopsies. The data collected propels the development of proprietary and novel compounds targeted to diverse types of tumors. This technology enables us to perform lab tests that offer doctors and their patients a profile of personalized treatment with cannabinoids. We believe that our personalized approach minimizes harmful side effects, with more successful outcomes and lower costs than the traditional “trial-and-error” approach to treatment. We are presently conducting diagnostic validation studies in collaboration with academic institutes and lab facilities, and expect to have preliminary results available by March 2018.

Anti-Cancer Treatments

We are developing botanical cannabinoid formulations based on our proprietary diagnostic procedures designated for the treatment of cancer and its side-effects. We are presently conducting preclinical research on the efficacy of our cannabinoid-based formulations in the treatment of cancer and expect to have preliminary results available by March 2018. If our diagnostic data cross-linked with clinical outcomes demonstrates that our formulations have therapeutic and commercial potential, we intend to submit an investigational new drug application with the U.S. Food and Drug Administration to commence clinical trials.

Palliative Therapies

We have developed our non-pharmaceutical capsules as a treatment to improve cancer related cachexia/anorexia syndrome (“CACS”) in advanced cancer patients. The main purpose in the treatment of patients with advanced cancer and CACS is to prolong life and to improve quality of life (“QoL”) as far as possible. We believe that QoL in patients with CACS is inversely related to reduced appetite and weight-loss. We are currently engaged in a clinical study in Israel to determine the efficacy of our proprietary capsules as a treatment to improve appetite and stem weight-loss associated with CACS in advanced cancer patients. We expect that preliminary results of our study will be available in July 2017.

Corporate Information

The Company was originally incorporated as Thrust Energy Corp. on September 15, 2004, under the laws of the State of Nevada, for the purpose of acquiring oil and gas exploration properties and non-operating interests. In April 2011, the Company expanded its business to include the acquisition of mineral exploration rights. On May 5, 2011, the name of the Company was changed to American Mining Corporation. On April 25, 2014, Cannabics Inc., a Delaware corporation, acquired 99.1% voting control of the Company. On June 19, 2014, the Company changed its name to Cannabics Pharmaceuticals Inc., and redirected its business focus towards its current operations.

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All of our research and development in Israel is conducted by our wholly-owned subsidiary, G.R.I.N. Ultra Ltd., which was incorporated under the laws of Israel on August 25, 2014. We do not have any other subsidiaries.

Our principal executive offices are located at #3 Bethesda Metro Center, Suite 700, Bethesda, Maryland, 20814, and our telephone number is (877) 424-2429. Our website address is http://www.cannabics.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

“Cannabics,” the Cannabics logo, and any other trademarks or service marks of Cannabics appearing in this prospectus are trademarked and are the property of Cannabis Pharmaceuticals Inc. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

The Securities We May Offer

We may offer up to $80,000,000 of common stock, preferred stock, warrants, and units in one or more offerings and in any combination. In addition, the selling stockholders may sell up to 7,966,444 shares of our common stock from time to time in one or more offerings. This prospectus provides you with a general description of the securities we and the selling stockholders may offer. A prospectus supplement, which we will provide each time we or the selling stockholders offer securities, will describe the specific amounts, prices, and terms of these securities.

Common Stock

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. There are no cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution, or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding preferred stock.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue an unlimited number of series of preferred stock. Our board of directors has the discretion to determine the rights, preferences, privileges, restrictions, and conditions, including, among others, dividend rights, conversion rights, voting rights, redemption rights, and liquidation preferences of each series of preferred stock.

Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, dividend and voting rights, and rights to convert into common stock. There is currently no preferred stock outstanding.

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

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Risk Factors

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in the sections titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent and any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which are incorporated in this prospectus by reference in their entirety, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations, and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Special Note Regarding Forward Looking Statements

This prospectus, each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements may appear in this prospectus, any accompanying prospectus supplement, and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief, or current expectations of Cannabics and our management that are subject to known and unknown risks, uncertainties, and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those described in “Risk Factors”, elsewhere in this prospectus or any applicable prospectus supplement, and the documents incorporated by reference in this prospectus. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements, like all statements in this prospectus, speak only as of their date, and we undertake no obligation to update or revise these statements in light of future developments, except as required by law.

This prospectus, any accompanying prospectus supplement, and the documents incorporated herein and therein by reference may also contain estimates and other information concerning our industry that are based on government and industry publications. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. These government and industry publications generally indicate that their information has been obtained from sources believed to be reliable.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

Any time preferred shares are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges and preference dividends on a historical basis in the applicable prospectus supplement, if required.

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Use of Proceeds

Unless otherwise indicated in a prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for working capital to support our research and development, including clinical trials, and general corporate purposes.

We may also use a portion of the net proceeds in connection with any exercise of co-development or co-promotion rights under our collaborations; however, no such rights are currently exercisable. In addition, we may also use a portion of the net proceeds to acquire, license, and invest in complementary products, technologies, or businesses; however, we currently have no agreements or commitments to complete any such transactions.

The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including cash flows from operations, the anticipated growth of our business, the progress of our development and commercialization efforts, and the status and results of our clinical trials, as well as results from any ongoing collaborations and additional collaborations that we may enter into with third parties, and any unforeseen cash needs. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. More detailed information regarding use of proceeds will be described in the applicable prospectus supplement.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Selling Stockholders

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to an aggregate maximum amount of 7,966,444 shares of our common stock that were issued and outstanding prior to the original filing date of the registration statement of which this prospectus forms a part. The shares of common stock being offered by the selling stockholders were either originally acquired through several private placements of our common stock, or are issuable to the selling stockholders upon the exercise of warrants. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

Information about the selling stockholders, where applicable, including the amount of shares of common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder, and the amount of common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference, or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by, or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling stockholders will not sell any common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”).

Description of capital stock

The following summary describes our capital stock and the material provisions of our amended and restated articles of incorporation (the “Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”), and of Chapter 78 of the Nevada Revised Statutes (“NRS”). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our Articles of Incorporation, and our Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 900,000,000 shares of common stock, par value $0.0001, and 100,000,000 shares of preferred stock, par value $0.0001. As of March 20, 2017, there were 114,676,233 shares of our common stock issued and outstanding, 555,555 shares of our common stock subject to outstanding warrants, and no shares of preferred stock issued or outstanding.

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As of March 20, 2017, there were approximately 60 holders of record of our common stock. This number does not include beneficial owners whose shares are held by nominees in street name.

Common Stock

Voting Rights

Each outstanding share of our common stock entitles the holder thereof to one vote per share on all matters submitted to a stockholder vote. Our common stock does not carry any cumulative voting rights. As a result, holders of a majority of the shares of our common stock voting for the election of directors can elect all of our directors. At all meetings of stockholders, except where otherwise provided by statute or by our Articles of Incorporation or our Bylaws, the presence in person or by proxy duly authorized by holders of not less than a majority of the stockholding voting power shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or an amendment to our Articles of Incorporation.

Dividends

Holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds.

Liquidation

In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock.

Other Rights and Preferences

Holders of our common stock have no pre-emptive, subscription, or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Quotation

Our common stock is quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group Inc., under the symbol “CNBX.”

Indemnification

Our Articles of Incorporation limits the liability of our directors and officers to the full extent permitted by the NRS and provides that we will indemnify each of our directors and officers to the full extent permitted by the NRS. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC, whose address is 16540 Pointe Village Dr., Suite 210, Lutz, Florida 33558 (telephone: 813-235-4490; e-mail: inbox@cleartrusttransfer.com).

Preferred Stock

Our board of directors has the authority, without action by the stockholders, to designate and issue up to an aggregate of 100,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences, and privileges of the shares of each series and any of its qualifications, limitations, or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying or preventing a change in control of Cannabics. In addition, the issuance of preferred stock, depending on the rights and preferences associated with such stock, might harm the market price of our common stock.

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We are authorized to issue shares of preferred stock in one or more series as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations, or restrictions thereof without obtaining the affirmative vote or the written consent of our stockholders. Any preferred stock so issued by our board of directors may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding up of Cannabics, or both. Under certain circumstances, the issuance of preferred stock or the existence of unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. No shares of preferred stock are currently outstanding.

Our board of directors is empowered to authorize and direct the payment of dividends to the holders of our preferred stock in shares of any class or series of our capital stock, including shares of common stock, as it may determine, without obtaining the affirmative vote or the written consent of our stockholders.

The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Registration Rights

We are party to various subscription agreements, the terms of which grant the holders of approximately 7,966,444 shares of our common stock, including 555,555 shares of our common stock subject to outstanding warrants, the right to demand that we file a registration statement for their shares of our common stock or request that their shares of our common stock be covered by a registration statement that we are otherwise filing. These shares are referred to in this prospectus as “Registrable Securities.”

Demand Registration Rights

A holder of 1,111,110 shares of the Registrable Securities has the right to demand that we file a registration statement to register all of its Registrable Securities.

Piggyback Registration Rights

If we propose to register any of our securities for sale to the public under the Securities Act, by filing a registration statement, the holders of 6,855,334 shares of Registrable Securities are entitled to receive notice of such registration and to request that we include their Registrable Securities for resale in such registration statement.

Expenses of Registration; Indemnification

We are generally required to bear all registration expenses incurred in connection with any offerings pursuant to the demand and piggyback registration rights described above, other than underwriting commissions and discounts. The relevant subscription agreements contain customary indemnification provisions with respect to registration rights.

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Cannabics or changing our board of directors and management.

According to our Articles of Incorporation and Bylaws, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The present ownership by a single stockholder of a significant portion of our issued and outstanding common stock and lack of cumulative voting make it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of Cannabics by replacing our board of directors.

The authorization of classes of common stock or preferred stock with either specified voting rights or rights providing for the approval of extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of Cannabics by diluting their stock ownership. In addition, the ability of our directors to distribute shares of any class or series (within limits imposed by applicable law) as a dividend in respect of issued shares of preferred stock could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Cannabics and effectively delay or prevent a change in control without further action by the stockholders.

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Nevada Anti-Takeover laws

Business Combinations

The “business combination” provisions of NRS 78.411 to 78.444, inclusive, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders; or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire Cannabics even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of NRS 78.378 to 78.3793, inclusive, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific warrants.

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The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of federal income tax consequences; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Plan of Distribution

We and the selling stockholders, if applicable, may offer and sell the securities offered through this prospectus from time to time (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The selling stockholders may sell their shares of our common stock covered by this prospectus in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus. The securities may be distributed at (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) varying prices determined at the time of sale related to the prevailing market prices, or (iv) negotiated prices.

The prospectus supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

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We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters, or directly by one or more firms acting as underwriters. Unless otherwise indicated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities, and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so, and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each offered security will be a new issue and will have no established trading market, with the exception of our common stock. We may elect to list any offered securities on an exchange. Any underwriters that we or the selling stockholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired, and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We or the selling stockholders may also make sales through the Internet or through other electronic means. Since we or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, dealers, and underwriters may engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal Matters

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by SRK Kronengold Law Office, of Rehovot, Israel. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

Experts

The financial statements of Cannabics appearing in our Annual Report on Form 10-K for the fiscal years ended August 31, 2016 and 2015 (i) have been audited by Weinberg & Baer LLC, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), (ii) are incorporated herein by reference, and (iii) are given on the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in Cannabics, nor was any such expert connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.cannabics.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation OF CERTAIN INFORMATION by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, filed with the SEC on December 13, 2016;

•	the amendment to our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, filed with the SEC on March 15, 2017;

•	our Quarterly Report on Form 10-Q for the three months ended November 30, 2016, filed with the SEC on January 17, 2017; and

•	the description of our common stock contained in our registration statement on Form 8-A, dated January 12, 2007, filed with the SEC on January 16, 2007, and any amendment or report filed with the SEC for the purpose of updating the description.

We will furnish without charge to each person to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Cannabics Pharmaceuticals Inc.

# 3 Bethesda Metro Center

Suite 700

Bethesda, MD 20814

Attention: General Counsel

Telephone: (877) 424-2429

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$80,000,000

CANNABICS PHARMACEUTICALS INC.

Common Stock

Preferred Stock

Warrants

Units

and

7,966,444 Shares of Common Stock

Offered by Selling Stockholders

PROSPECTUS

_______ __, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses (other than the actual SEC registration fee), other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered.

Securities and Exchange Commission registration fee		$11,783
Legal fees and expenses		*
Accounting and auditing fees		*
Transfer expenses		*
Printing costs		*
Miscellaneous		*
Total	$	*

*       Estimated expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors, and agents to the extent permitted under the NRS. NRS 78.7502 provides that a corporation shall indemnify any director, officer, employee, or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to NRS 78.7502(1) or 78.7502(2), or in defense of any claim, issue, or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

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Article 5.1 of our Articles of Incorporation provides that a director or officer of Cannabics shall not be personally liable to Cannabics or its stockholders for damages for breach of fiduciary duty as a director or officer, unless such liability results from (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (ii) the unlawful payment of distributions.

Article 6.1 of our Articles of Incorporation further provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of Cannabics, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability, and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.

Our Bylaws provide that Cannabics shall indemnify its officers and directors to the fullest extent not prohibited by the laws of Nevada or any other applicable law. Cannabics is permitted by the Bylaws to purchase and maintain insurance on behalf of its officers and directors against any liability and expense incurred in such capacity, whether or not Cannabics would have the power to indemnify such person against such liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, we have been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 16.	Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the attached Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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(d)       The undersigned registrant hereby undertakes that:

(1)       For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on March 21, 2017.

CANNABICS PHARMACEUTICALS INC.

By: /s/ Itamar Borochov
Itamar Borochov
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Itamar Borochov as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and any registration statement related thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Itamar Borochov	Chief Executive Officer and a Director (Principal Executive Officer)	March 21, 2017
Itamar Borochov

/s/ Eyal Ballan	Chief Technical Officer and a Director	March 21, 2017
Eyal Ballan

/s/ Uri Ben-Or	Chief Financial Officer	March 21, 2017
Uri Ben-Or

EXHIBIT INDEX

Exhibit Number	Document Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Articles of Incorporation of Cannabics Pharmaceuticals Inc., incorporated by reference from Exhibit 3.1 to Form 8-K filed on September 30, 2010
3.2	Amended and Restated Bylaws of Cannabics Pharmaceuticals Inc., incorporated by reference from Exhibit 3.2 to Form 10-K filed October 23, 2015
4.1	Specimen common stock share certificate
4.2	Specimen preferred stock share certificate*
4.2	Form of Stock Purchase Agreement*
4.2	Form of Warrant Certificate*
4.3	Form of Warrant Agreement*
4.4	Form of Unit Agreement*
5.1	Opinion of SRK Kronengold Law Office
12.1	Computation of Ratio of Earnings to Fixed Charges and Preference Dividends*
23.1	Consent of Weinberg & Baer LLC
23.2	Consent of SRK Kronengold Law Office (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)

*       To the extent applicable, to be filed by amendment or incorporated by reference to a document filed in connection with the offering of the securities.